Artisan Partners Asset Management Inc. Reports August 2016 Assets Under Management
Milwaukee, WI - September 12, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of August 31, 2016 totaled $99.4 billion. Separate accounts accounted for $47.3 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $52.1 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of August 31, 2016 - ($ Millions)
Global Equity Team
Non-U.S. Growth	27,267
Non-U.S. Small-Cap Growth	1,108
Global Equity	1,147
Global Small-Cap Growth	85

U.S. Value Team
U.S. Mid-Cap Value	6,618
Value Equity	1,578

Growth Team
U.S. Mid-Cap Growth	14,595
U.S. Small-Cap Growth	2,335
Global Opportunities	9,008

Global Value Team
Non-U.S. Value	17,717
Global Value	15,125

Emerging Markets Team
Emerging Markets	230

Credit Team
High Income	1,743

Developing World Team
Developing World	817

Firm Total	$99,373

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com